                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-112073, 333-112073-01 and 333-112073-02 on Form S-3 and 333-121342,
333-121343, 333-121344, 333-101291, 333-102306, 333-59134, and 333-37108 on Form
S-8 of our reports dated March 4, 2005 relating to the consolidated financial statements and consolidated financial statement schedules of MetLife, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting for certain non-traditional long duration contracts and separate accounts and for embedded derivatives in certain insurance products as required by new accounting guidance which became effective on January 1, 2004 and October 1, 2003, respectively) and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of MetLife, Inc. for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

New York, New York
March 4, 2005